Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

among

NAVY HOLDINGS, INC.

(which, on the Restatement Effective Date,

shall be named NBCUNIVERSAL ENTERPRISE, INC.),

as Borrower

The Financial Institutions Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

GOLDMAN SACHS CREDIT PARTNERS L.P.,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Syndication Agents

and

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

as Co-Documentation Agents

Dated as of March 19, 2013

J.P. MORGAN SECURITIES LLC,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

MORGAN STANLEY SENIOR FUNDING, INC.,

as

Joint Lead Arrangers and Joint Bookrunners

and

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED,

CITIGROUP GLOBAL MARKETS INC.,

as

Co-Lead Arrangers

i

Section 10.26.	USA PATRIOT Act	65
Section 10.27.	Qualified Person	65
Section 10.28.	Amendment and Restatement Mechanics	65

EXHIBITS

A	Form of Request for Extension of Credit
B	Form of Compliance Certificate
C	Form of Assignment and Acceptance
D	Form of Guarantee Agreement

SCHEDULES

1.01A	Revolving Commitments
1.01B	Transactions
5.05	Litigation
10.02	Addresses for Notices

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”) is entered into as of March 19, 2013, by and among NAVY HOLDINGS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”), as the Administrative Agent, GOLDMAN SACHS CREDIT PARTNERS, L.P. and MORGAN STANLEY SENIOR FUNDING, INC., as co-syndication agents (each in such capacity, a “Co-Syndication Agent”), and BANK OF AMERICA, N.A. and CITIBANK, N.A., as co-documentation agents (each in such capacity, a “Co-Documentation Agent”).

RECITALS

WHEREAS, NBCUniversal Media, LLC (“NBCUniversal Media”), certain of the Lenders, JPMorgan Chase, as administrative agent, and the other parties thereto entered into the credit agreement dated as of March 19, 2010 (as amended prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, in connection with the Transactions (as defined below), the Borrower has requested that the Original Credit Agreement be amended and restated as set forth herein;

WHEREAS, upon satisfaction of the conditions set forth in Section 4.02, the Lenders and the Administrative Agent have agreed to amend and restate the Original Credit Agreement in the form of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning set forth in Section 10.26.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted under the Loan Documents.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account set forth below its signature to this Agreement, or such other address or account as the Administrative Agent hereafter may designate by written notice to the Borrower and the Lenders.

“Administrative Agent-Related Persons” means the Administrative Agent (including any successor agent), together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under direct or indirect common control with, such Person.

“Agents” means the collective reference to the Administrative Agent, Co-Syndication Agents, Co-Documentation Agents and Arrangers.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to such Lender’s Revolving Commitment then in effect (or, if the Revolving Commitment has been terminated, the amount of such Lender’s Outstanding Revolving Obligations at such time).

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Applicable Amount” means the rate per annum, in basis points, set forth under the relevant column heading below based upon the applicable Debt Ratings:

Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Base Rate	Eurodollar Rate
1	> A/A2	8.0	0.0	87.5
2	A-/A3	10.0	0.0	100.0
3	BBB+/Baa1	12.5	12.5	112.5
4	BBB/Baa2	15.0	25.0	125.0
5	< BBB-/Baa3	20.0	50.0	150.0

As used in this definition, “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of Comcast’s senior unsecured non-credit-enhanced long-term Indebtedness for borrowed money (the “Subject Debt”); provided that, solely for purposes of determining the Applicable Amount, if a Debt Rating is issued by each of S&P and Moody’s, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply. As of the Restatement Effective Date, the Debt Ratings shall be determined based on Comcast’s Debt Ratings on the Restatement Effective Date. Thereafter, the Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Any change in the Applicable Amount shall become effective on and as of the date of any public announcement of any Debt Rating that indicates a different Applicable Amount. If the rating system of S&P or Moody’s shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of the Required Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change. If and for so long as either S&P or Moody’s (but not both) has ceased to rate the Subject Debt, then (x) if such rating agency has ceased to issue debt ratings generally, or if Comcast has used commercially reasonable efforts to maintain ratings from both S&P and Moody’s, the Debt Rating shall be deemed to be the Remaining Debt Rating and (y) otherwise, the Debt Rating shall be deemed to be one Pricing Level below the Remaining Debt Rating. If and for so long as both S&P and Moody’s have ceased to rate the Subject Debt, then (x) if S&P and Moody’s have ceased to issue debt ratings generally, the Debt Rating shall be the Debt Rating most recently in effect prior to such event and (y) otherwise, the Debt Rating will be the Debt Rating at Pricing Level 5. For the purpose of the foregoing, “Remaining Debt Rating” means, at any time that one of S&P or Moody’s, but not both, is rating the Subject Debt, the rating assigned by such rating agency from time to time.

“Applicable Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or Converted in whole or in part and the maturity date of such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Applicable Payment Dates with respect to such Borrowing; and (c) as to any other Obligations, the last Business Day of each calendar quarter and the maturity date of such Obligation, except as otherwise provided herein.

“Applicable Time” means New York time.

“Arrangers” means the collective reference to the Lead Arrangers and the Co-Lead Arrangers.

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit C.

“Attorney Costs” means the reasonable fees and disbursements of a law firm or other external counsel.

“Attributable Indebtedness” means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Indebtedness shall be the lesser of the Attributable Indebtedness determined assuming termination on the first date such lease may be terminated (in which case the Attributable Indebtedness shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date on which it may be so terminated) or the Attributable Indebtedness determined assuming no such termination.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase as its “prime rate” in effect at its principal office in New York City (the prime rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors) and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one month Interest Period plus 1%. Any change in such rate announced by JPMorgan Chase shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan made hereunder that bears interest based upon the Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” and “Borrow” each mean a borrowing of Loans hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close, and, if the applicable Business Day relates to a Eurodollar Rate Loan, any such day on which dealings are carried out in the applicable offshore Dollar market.

“Change of Control” means, at any time following the Restatement Effective Date and after giving effect to the Transactions, Comcast ceasing to own, directly or indirectly, beneficially or of record, in the aggregate, more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower.

“Co-Documentation Agent” has the meaning set forth in the introductory paragraph hereto.

“Co-Lead Arrangers” means the collective reference to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

“Co-Syndication Agent” has the meaning set forth in the introductory paragraph hereto.

“Code” means the Internal Revenue Code of 1986.

“Comcast” means Comcast Corporation, a Pennsylvania corporation.

“Comcast Credit Agreement” means the Credit Agreement, dated as of June 6, 2012, among Comcast, as borrower, Comcast Cable Communications, LLC, as co-borrower, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.03.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.03.

“Competitive Borrowing” means a Competitive Loan or group of Competitive Loans of the same type made on the same date and as to which a single Interest Period is in effect.

“Competitive Loan” means a Loan made pursuant to Section 2.03.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer of the Borrower and Comcast.

“Confidential Information” has the meaning set forth in Section 10.17.

“Continuation” and “Continue” mean, with respect to any Eurodollar Rate Loan, the continuation of such Eurodollar Rate Loan as a Eurodollar Rate Loan on the last day of the Interest Period for such Loan.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion” and “Convert” mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Debt Rating” has the meaning set forth in the definition of Applicable Amount.

“Declining Lender” has the meaning set forth in Section 2.01(b).

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.08(a) or (ii) in the case of any other overdue amount, 2% per annum plus the rate applicable to Base Rate Loans, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that has (a) failed to fund its portion of any Borrowing within three Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between the Borrower and such Lender (as reasonably determined by the Administrative Agent under the circumstances) (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent (which request shall, in any event, be made promptly upon request by the Borrower), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between the Borrower and such Lender based on a reasonable determination under the circumstances); provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute (as reasonably determined by the Administrative Agent), (e) (i) been (or has a parent company, including any intermediate parent company, that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company, including any intermediate parent company, that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder or (f) has otherwise become a “defaulting” lender generally in credit agreements to which it is a party (as reasonably determined by the Administrative Agent in consultation with the Borrower). For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.

“Dollar” and “$” means lawful money of the United States of America.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the U.S. Securities and Exchange Commission in electronic format.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” with Borrower under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Base Rate” has the meaning set forth in the definition of Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 Page (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate reasonably determined by the Administrative Agent (after consultation with the Borrower) to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the average of the rates of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, Continued or Converted by the Administrative Agent in its capacity as a Lender and with a term equivalent to such Interest Period are offered by Reference Banks to major banks in the London interbank Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If any Reference Bank does not quote such a rate at the request of the Administrative Agent, such average rate shall be determined from the rates of the Reference Banks that quote such a rate; and

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities, which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non- United States office of any Lender to United States residents). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

“Eurodollar Rate Loan” means a Loan bearing interest based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” has the meaning set forth in the definition of Eurodollar Rate.

“Event of Default” means any of the events specified in Article 8.

“Extended Revolving Termination Date” has the meaning set forth in Section 2.01(b).

“Extending Lender” has the meaning set forth in Section 2.01(b).

“Extension of Credit” means a Borrowing, Conversion or Continuation of Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to JPMorgan Chase on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive in the absence of manifest error).

“Fixed Rate” means, with respect to any Competitive Loan (other than a Competitive Loan that is a Eurodollar Rate Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“GAAP” means generally accepted accounting principles applied on a consistent basis (but subject to changes approved by Comcast’s independent certified public accountants).

“Governmental Authority” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, including the Federal Communications Commission, (c) any state public utilities commission or other authority and any federal, state, county, or municipal licensing or franchising authority or (d) any court or administrative tribunal.

“Guarantee Agreement” means the guarantee agreement dated as of the date hereof by Comcast, Comcast MO of Delaware, LLC, Comcast MO Group, Inc., Comcast Cable Holdings, LLC and Comcast Cable Communications, LLC in favor of the Administrative Agent, including all amendments or supplements thereto.

“Guarantor” means Comcast, Comcast MO of Delaware, LLC, Comcast MO Group, Inc., Comcast Cable Holdings, LLC, Comcast Cable Communications, LLC and any other Person that becomes a party to the Guarantee Agreement.

“Guarantor Event of Default” is defined in the Guarantee Agreement.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of any other Person or (b) legally binding obligation of such Person to purchase or pay (or to advance or supply funds for the purchase or payment of) Indebtedness of any other Person, or to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or to maintain working capital, equity capital or other financial statement condition of such other Person so as to enable such other Person to pay such Indebtedness; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of others, (g) all capital lease obligations of such Person, (h) all Attributable Indebtedness under Sale-Leaseback Transactions under which such Person is the lessee and (i) all obligations of such Person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers’ acceptances; provided, however, that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred compensation, pension and other post-employment benefit liabilities and (iii) take-or-pay obligations arising in the ordinary course of business; provided, further, that in the case of any obligation of such Person which is recourse only to certain assets of such Person, the amount of such Indebtedness shall be deemed to be equal to the lesser of the amount of such Indebtedness or the value of the assets to which such obligation is recourse as reflected on the balance sheet of such Person at the time of the incurrence of such obligation; and provided, further, that the amount of any Indebtedness described in clause (e) above shall be the lesser of the amount of the Indebtedness or the fair market value of the property securing such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.13.

“Indemnitees” has the meaning set forth in Section 10.13.

“Interest Period” means (a) for each Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is disbursed or Continued as, or Converted into, such Eurodollar Rate Loan and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (A) the scheduled maturity date of such Loan, or (B) one, two, three, six, or subject to availability to each Lender, nine or 12 months or periods less than one month, thereafter and (b) with respect to any Borrowing of Fixed Rate Loans, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) unless the Administrative Agent otherwise consents, there may not be more than twenty (20) Interest Periods for Eurodollar Rate Loans in effect at any time.

“IRS” means the United States Internal Revenue Service.

“JPMorgan Chase” has the meaning set forth in the introductory paragraph hereto.

“Laws” or “Law” means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including, if consistent therewith, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

“Lead Arrangers” means the collective reference to J.P. Morgan Securities LLC, Goldman Sachs Credit Partners, L.P. and Morgan Stanley Senior Funding, Inc.

“Lender” means each lender from time to time party hereto and, as the context requires and, subject to the terms and conditions of this Agreement, their respective successors and assigns (but not any purchaser of a participation hereunder unless otherwise a party to this Agreement).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on its Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Administrative Agent and the Borrower.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest (including any conditional sale or other title retention agreement, or any financing lease or Sale-Leaseback Transaction having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable; provided that Liens shall not include ordinary and customary contractual set off rights.

“Loan” means any advance made by any Lender to the Borrower as provided in Article 2 (collectively, the “Loans”).

“Loan Documents” means this Agreement, each Note, the Guarantee Agreement, each Request for Extension of Credit, each Compliance Certificate, each fee letter and each other instrument or agreement from time to time delivered by the Borrower pursuant to this Agreement.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the Eurodollar Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurodollar Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Material Adverse Effect” means any set of circumstances or events which (a) has or would reasonably be expected to have a material adverse effect upon the validity or enforceability against the Borrower or any Guarantor of any Loan Document or (b) has had or would reasonably be expected to have a material adverse effect on the ability of the Borrower and the Guarantors to perform their payment obligations under any Loan Document.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Minimum Amount” means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

Type of Action	Minimum Amount	Multiples in excess thereof
Borrowing or prepayment of, or Conversion into, Base Rate Loans	$5,000,000	$1,000,000
Borrowing, prepayment or Continuation of, or Conversion into, Eurodollar Rate Loans	$5,000,000	$1,000,000
Borrowing of Competitive Loans	$5,000,000	$1,000,000
Reduction in Revolving Commitments	$5,000,000	$1,000,000
Assignments	$5,000,000	None

“Moody’s” means Moody’s Investors Service, Inc., or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by the Borrower and the Administrative Agent and approved by the Required Lenders.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

“NBCUniversal” means NBCUniversal, LLC, a Delaware limited liability company.

“NBCUniversal Media” has the meaning set forth in the introductory paragraph hereto.

“Non-Excluded Taxes” has the meaning set forth in Section 3.01(a).

“Noticed Anniversary Date” has the meaning set forth in Section 2.01(b).

“Notes” means the collective reference to any promissory note evidencing Loans.

“Obligations” means all advances to, and debts, liabilities, and obligations of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against the Borrower.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Original Credit Agreement” has the meaning set forth in the recitals hereto.

“Original Lenders” means the lenders from time to time party to the Original Credit Agreement.

“Outstanding Revolving Obligations” means, as of any date, and giving effect to making any Extension of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the aggregate outstanding principal amount of all Revolving Loans, and (b) when reference is made to one Lender, the aggregate outstanding principal amount of all Revolving Loans made by such Lender.

“Participant Register” has the meaning set forth in Section 10.04(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Proceeding Party” has the meaning set forth in Section 10.05.

“Prohibited Transaction” has the meaning assigned to such term in Section 4975(f)(3) of the Code.

“Qualified Person” means an institution that is both (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and (b) both (i) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940 and the rules promulgated thereunder and (ii) not formed for the purpose of acquiring an interest in this Agreement.

“Reference Banks” means JPMorgan Chase, Bank of America, N.A. and Citibank, N.A.

“Reference Statements” means the financial statements described in Section 4.02(c).

“Refund Repayment Requirement” has the meaning set forth in Section 3.01(e).

“Register” has the meaning set forth in Section 2.06(b).

“Remaining Debt Rating” has the meaning set forth in the definition of Applicable Amount.

“Representatives” has the meaning set forth in Section 10.17.

“Request for Extension of Credit” means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Loans (other than Competitive Loans), a written request substantially in the form of Exhibit A and (b) with respect to a Borrowing of Competitive Loans, a Competitive Bid Request, duly completed and signed by a Responsible Officer of the Borrower and delivered by Requisite Notice.

“Required Lenders” means, as of any date of determination, Lenders (excluding any Lender that is a Defaulting Lender, until all matters that caused such Lender to be a Defaulting Lender have been remedied) holding more than 50% of the combined Aggregate Exposures then in effect.

“Requisite Notice” means a notice delivered in accordance with Section 10.02.

“Requisite Time” means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

Type of Action	Applicable Time	Date of Action
Delivery of Request for Extension of Credit for, or notice for:

• Borrowing or prepayment of Base Rate Loans	11:00 a.m.	Same Business Day as such Loans Borrowing or prepayment

• Conversion into Base Rate Loans	11:00 a.m.	Same Business Day as such Conversion

• Borrowing, prepayment or Continuation of, or Conversion into, Eurodollar Rate Loans (other than Competitive Loans)	11:00 a.m.	3 Business Days prior to such Borrowing, prepayment, Continuation or Conversion

• Voluntary reduction in or termination of Revolving Commitments	11:00 a.m.	Same Business Day as such reduction or termination

• Payments (rather than notice for such payments) by the Lenders or the Borrower to the Administrative Agent	1:00 p.m.	On the date payment is due

• Borrowing of Fixed Rate Loans	11:00 a.m.	1 Business Days prior to such Borrowing

• Borrowing of Competitive Loans that are Eurodollar Rate Loans	11:00 a.m.	4 Business Days prior to such Borrowing

“Responsible Officer” means, as to any Person, the president, any vice president, the controller, the chief financial officer, the treasurer or any assistant treasurer of such Person. Any document or certificate hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restatement Effective Date” means March 19, 2013, subject to satisfaction of all of the conditions to effectiveness specified in Section 4.02.

“Revolving Commitment” means, for each Lender, the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.01A or in the Assignment and Acceptance pursuant to which such Lender became a party to this Agreement, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the “combined Revolving Commitments”). As of the Restatement Effective Date, the amount of the Revolving Commitments of all Lenders is $1,350,000,000.

“Revolving Commitment Period” means the period from and including the Restatement Effective Date to the Revolving Termination Date, the Extended Revolving Termination Date or the Second Extended Revolving Termination Date, as applicable.

“Revolving Facility” means the Revolving Commitments and the Extensions of Credit made thereunder.

“Revolving Loans” has the meaning set forth in Section 2.01(a).

“Revolving Percentage” means, as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the combined Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding.

“Revolving Termination Date” means (a) the fifth anniversary of the Restatement Effective Date; provided that with respect to the Revolving Commitments, if any, that are extended pursuant to Section 2.01(b), the Revolving Termination Date shall mean the Extended Revolving Termination Date or the Second Extended Revolving Termination Date, as applicable, or (b) such earlier date upon which the combined Revolving Commitments may be terminated in accordance with the terms of this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by the Borrower and the Administrative Agent and approved by the Required Lenders.

“Sale-Leaseback Transaction” means any arrangement whereby the Borrower or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Second Extended Revolving Termination Date” has the meaning set forth in Section 2.01(b).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, through one or more intermediaries, or both, by such Person; provided, however, that solely for purposes of this Agreement, NBCUniversal and each of its Subsidiaries are deemed to be Subsidiaries of the Borrower. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Corporation” has the meaning set forth in Section 7.02(a)(i).

“Taxes” has the meaning set forth in Section 3.01(a).

“Threshold Amount” means $250,000,000.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or, if such Person had exercised ordinary care in performing his or its required duties, would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

“Transactions” means the transactions described on Schedule 1.01B.

“type” of Loan means (a) as to any Revolving Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan and (b) as to any Competitive Loan, its nature as a Eurodollar Rate Loan or a Fixed Rate Loan.

“Unfunded Pension Liability” means the excess of a Plan’s accumulated benefit obligations, over the current fair market value of that Plan’s assets, determined based on assumptions compliant with Section 430 of the Code applicable to such Plan, for the applicable plan year.

Section 1.02. Use of Certain Terms.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

(b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

(c) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to the applicable Loan Document as a whole and not to any particular provision thereof. The term “including” is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

(d) The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive.

Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time in the United States. Without limiting the foregoing, for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the date hereof that would require operating leases to be treated similarly to capital leases, including as a result of the implementation of proposed ASU Topic 840, or any successor or similar proposal.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

Section 1.05. Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

Section 1.06. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE 2

THE REVOLVING COMMITMENTS AND EXTENSIONS OF CREDIT

Section 2.01. Amount and Terms of the Revolving Commitments. (a) Subject to the terms and conditions set forth in this Agreement, during the Revolving Commitment Period, each Lender severally agrees to make, Convert and Continue revolving credit loans (“Revolving Loans”) in Dollars in such amounts as the Borrower may from time to time request; provided, however, that (i) the Outstanding Revolving Obligations of each Lender shall not exceed such Lender’s Revolving Commitment at any time and (ii) the Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of all outstanding Competitive Loans shall not exceed the combined Revolving Commitments at any time. The Revolving Facility is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, the Borrower may borrow, Convert, Continue, prepay and reborrow Revolving Loans as set forth herein without premium or penalty.

(b) The Borrower shall repay (i) all outstanding Revolving Loans made to it on the Revolving Termination Date, the Extended Revolving Termination Date or the Second Extended Revolving Termination Date, as applicable, and (ii) the then unpaid principal amount of each Competitive Loan made to it on the last day of the Interest Period applicable to such Loan. The Borrower may request that the Revolving Commitments be extended for additional one-year periods by providing written notice to the Administrative Agent not more than 90 days, but not fewer than 45 days, prior to either or both of the third or fourth anniversaries of the Restatement Effective Date (each, a “Noticed Anniversary Date”). If a Lender agrees, in its individual and sole discretion, to extend its Revolving Commitments (such Lender, an “Extending Lender”), it will notify the Administrative Agent in writing of its decision to do so and the maximum amount of Revolving Commitments it agrees to so extend no later than 20 days prior to the applicable Noticed Anniversary Date, which notice shall be irrevocable. The Administrative Agent will notify the Borrower, in writing, of the Lenders’ decisions no later than 15 days prior to such Noticed Anniversary Date. The Extending Lenders’ Revolving Commitments will be extended for an additional year from the Revolving Termination Date (the “Extended Revolving Termination Date”) or the Extended Revolving Termination Date (the “Second Extended Revolving Termination Date”), as applicable; provided that (i) more than 50% of the aggregate Revolving Commitments outstanding on the applicable Noticed Anniversary Date are extended or otherwise committed to by Extending Lenders and (ii) no Default or Event of Default shall have occurred and be continuing on the applicable Noticed Anniversary Date after giving effect to the requested extension. No Lender shall be required to consent to any such extension request, and any Lender that declines or does not respond in writing to the Borrower’s request that the Revolving Commitment be extended (a “Declining Lender”) will have its Revolving Commitments terminated on the then-existing Revolving Termination Date or Extended Revolving Termination Date, as applicable (without regard to any renewals by other Lenders). The Borrower will have the right to remove or replace any Declining Lenders in accordance with Section 10.22.

Section 2.02. Procedure For Revolving Loan Borrowings. (a) The Borrower may irrevocably request a Borrowing of Revolving Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Borrowings shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03.

(b) Following receipt of a Request for Extension of Credit, the Administrative Agent shall promptly notify each Lender by Requisite Notice of its Revolving Percentage thereof. Each Lender shall make the funds for its Revolving Loan available to the Administrative Agent at the Administrative Agent’s Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.01, all funds so received shall be made available to the Borrower in like funds received.

(c) The failure of any Lender to make any Revolving Loan on any date shall not relieve any other Lender of any obligation to make a Revolving Loan on such date, but the Revolving Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan.

Section 2.03. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, during the period from and including the Restatement Effective Date to, but not including, the Revolving Termination Date (as it may be extended), the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the combined Revolving Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone not later than the Requisite Time therefor; provided that the Borrower may submit up to (but not more than) two Competitive Bid Requests on the same day, but no Competitive Bid Request or Requests shall be made within five Business Days after the date of any previous Competitive Bid Request or Requests, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

(i) the aggregate amount of the requested Borrowing (which shall be at least the Minimum Amount therefor);

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Borrowing of Eurodollar Rate Loans or of Fixed Rate Loans (it being understood and agreed that each Borrowing of Competitive Loans shall be comprised entirely of Eurodollar Rate Loans or Fixed Rate Loans); and

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a

Competitive Borrowing of Eurodollar Rate Loans, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Borrowing of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this subsection, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Borrowing of Eurodollar Rate Loans, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Borrowing of Fixed Rate Loans, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate with respect to the same Competitive Bid Request, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this subsection shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to subsection (b) of this Section.

Section 2.04. Reduction or Termination of Revolving Commitments. Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, the Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Commitments, in a Minimum Amount therefor to an amount not less than the sum of the Outstanding Revolving Obligations at such time plus the aggregate principal amount of outstanding Competitive Loans at any time, or terminate the Revolving Commitments. Any such reduction or termination after the Restatement Effective Date shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Lenders of any such request for reduction or termination of the Revolving Commitments. Each Lender’s Revolving Commitment shall be reduced pro rata by the amount of such reduction.

Section 2.05. Prepayments of Loans. (a) Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, the Borrower may at any time and from time to time voluntarily prepay Revolving Loans made to it in part in the Minimum Amount therefor or in full without premium or penalty; provided that the Borrower may not prepay any Competitive Loan without the prior written consent of the Lender thereof. The Administrative Agent will promptly notify each relevant Lender thereof and of such Lender’s percentage of such prepayment. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

(b) If for any reason the amount of the Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time exceeds the combined Revolving Commitments from time to time in effect, the Borrower shall immediately prepay Revolving Loans in an aggregate amount equal to such excess.

Section 2.06. Documentation of Loans. (a) Upon the request of any Lender made through the Administrative Agent, a Lender’s Loans may be evidenced by one or more Notes of the Borrower, instead of or in addition to its loan accounts or records. Each such Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Obligations.

(b) The Administrative Agent shall maintain, at the Administrative Agent’s Office, a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and Extensions of Credit of each Lender from time to time as more fully described in subsection (c) (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall maintain the Register, acting, solely for this administrative purpose only, as agent for the Borrower (it being acknowledged and agreed that the Administrative Agent and each Administrative Agent-Related Person, in such capacity, shall constitute Indemnitees under Section 10.13).

(c) The Administrative Agent shall record in the Register the Revolving Commitments and Extensions of Credit from time to time of each Lender, the amount of any principal or interest due and payable by the Borrower to each Lender hereunder, and the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s share thereof, if applicable. Any recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Outstanding Revolving Obligations or outstanding Competitive Loans.

(d) Each Lender shall record on its internal loan accounts or records (and may record on the Note(s) held by such Lender) the amount of each Extension of Credit made by it and each payment in respect thereof; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Outstanding Revolving Obligations or outstanding Competitive Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern, absent manifest error.

(e) The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders of the corresponding Revolving Commitments and Extensions of Credit listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Extensions of Credit shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Outstanding Revolving Obligations or outstanding Competitive Loans shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Outstanding Revolving Obligations or outstanding Competitive Loans.

Section 2.07. Continuation and Conversion Option. (a) Subject to Section 2.07(d), the Borrower may irrevocably request a Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

(b) Unless the Borrower pays all amounts due under Section 3.05, if any, a Eurodollar Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Administrative Agent may (and upon the request of the Required Lenders shall) prohibit Loans from being requested as, Converted into, or Continued as Eurodollar Rate Loans, and the Required Lenders may demand that any or all of then outstanding Eurodollar Rate Loans be Converted immediately into Base Rate Loans.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of the same. The Administrative Agent shall from time to time notify the Borrower and the Lenders of any change in JPMorgan Chase’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(d) Notwithstanding anything to the contrary contained herein, Competitive Loans may not be Converted or Continued.

Section 2.08. Interest. (a) Subject to subsection (b) below, and unless otherwise specified herein, the Borrower hereby promises to pay interest on the unpaid principal amount of each Loan made to it (before and after default, before and after maturity, before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to:

(i) in the case of Base Rate Loans, the Base Rate plus the Applicable Amount for such type of Loan;

(ii) in the case of Eurodollar Rate Loans (other than Competitive Loans), the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Amount for such type of Loan;

(iii) in the case of Competitive Loans that are Eurodollar Rate Loans, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin applicable to such Loan; and

(iv) in the case of Fixed Rate Loans, at the Fixed Rate applicable to such Loan.

(b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), the Borrower hereby promises to pay interest (after as well as before entry of judgment thereon to the extent permitted by Law) on such amount at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

(c) On any Business Day, the Borrower may call the Administrative Agent and request information as to the then current Eurodollar Base Rate or Base Rate, and the Administrative Agent shall provide such information.

Section 2.09. Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender pro rata according to its Revolving Percentage a commitment fee equal to the Applicable Amount multiplied by the average daily amount of the excess, if any, of its Revolving Commitment over its Outstanding Revolving Obligations (it being understood, for avoidance of doubt, that for purposes of the calculation of the commitment fee, Competitive Loans shall not be deemed to be a utilization of the Revolving Facility). The commitment fee shall accrue at all times from the Restatement Effective Date until the Revolving Termination Date (as it may be extended) and shall be payable quarterly in arrears on each Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all applicable times, including at any time during which one or more conditions in Article 4 are not met.

(b) Other Fees. The Borrower agrees to pay to the other parties hereto (and their respective Affiliates) fees in the amounts and on the dates previously agreed to in writing by the Borrower and such parties (or their Affiliates).

Section 2.10. Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by JPMorgan Chase’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.11. Making Payments. (a) Except as otherwise provided herein, all payments by the Borrower or any Lender hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day for purposes of the calculation of interest and fees, but not for purposes of determining whether a Default has occurred. All payments of principal and interest shall be made in immediately available funds in Dollars. All payments by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with Section 2.11(a) available in like funds received as follows: (i) if payable to the Borrower, by crediting a deposit account designated from time to time by the Borrower to the

Administrative Agent by Requisite Notice, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, the Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

(c) Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

(d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the Requisite Time any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its sole and absolute discretion, assume that the Borrower or such Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make such payment available to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

(ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount upon the Administrative Agent’s demand therefor, the Administrative Agent promptly shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, (A) from such Lender at a rate per annum equal to the Federal Funds Rate and (B) from the Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e) If the Administrative Agent or any Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by the Borrower, each Lender shall, on demand of the Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

Section 2.12. Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees set forth in Section 2.09 shall cease to accrue on the unfunded portion of the Revolving Commitments of such Defaulting Lender;

(b) To the extent permitted by applicable Law, any voluntary prepayment of Revolving Loans shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Aggregate Exposure of such Defaulting Lender in respect of its Revolving Commitment were zero;

(c) The Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and in any event, no such amendment, modification, or waiver shall increase the Revolving Commitments or the principal amount of any Loans of such Defaulting Lender, extend the maturity date applicable thereto or decrease the rate of interest (including any commitment fees) payable in respect thereof without the consent of such Defaulting Lender;

(d) In the event that each of the Administrative Agent and the Borrower agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on such date, such formerly Defaulting Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such formerly Defaulting Lender to hold such Revolving Loans in accordance with its Revolving Percentage.

ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes. (a) To the extent permitted by Law, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for or on account of any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, now or hereafter imposed, levied, collected, withheld or assessed by the United States or any political subdivision thereof or therein and all liabilities with respect thereto

(“Taxes”), excluding, (w) in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office, (x) with respect to the Administrative Agent and each Lender, taxes imposed by reason of any present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any Note or any transaction contemplated thereby, (y) in the case of the Administrative Agent or a Lender organized under the Laws of a jurisdiction outside the United States (other than an assignee pursuant to a request by the Borrower under Section 3.06(b)), any withholding tax that is imposed on amounts payable to such Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement (or designates a new lending office) or is attributable to such Person’s failure to comply with Section 10.21, except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Section and (z) U.S. federal withholding taxes imposed pursuant to FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document being hereinafter referred to as “Non-Excluded Taxes”). If the Borrower or the Administrative Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) if such Tax is a Non-Excluded Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions or withholdings, (iii) the Borrower or the Administrative Agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws and (iv) within 30 days after the date of such payment by the Borrower, the Borrower shall furnish to the Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court, documentary, intangible, recording, filing or other similar taxes, charges or levies which arise from any payment made by it under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender with respect to any Loan or Loan Document and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Notwithstanding anything to the contrary contained in this Section 3.01, all obligations of the Borrower to any Lender under such Section 3.01 shall be subject to, and conditioned upon such Lender’s compliance with its obligations, if any, under, Section 10.21.

(e) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund from a relevant taxing or governmental authority in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that in the event the Administrative Agent or such Lender is required to repay any or all of such refund to such Governmental Authority (a “Refund Repayment Requirement”), the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender the full amount of such Refund Repayment Requirement (plus any penalties, interest or other charges imposed by the relevant Governmental Authority). This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 3.02. Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or Convert all Eurodollar Rate Loans of such Lender made to the Borrower, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Eurodollar Rates. If, in connection with any Request for Extension of Credit involving any Eurodollar Rate Loan, (a) the

Administrative Agent determines that (i) deposits in Dollars are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the underlying interest rate for such Eurodollar Rate Loan, or (b) the Required Lenders (or, in the case of a Competitive Loan that is a Eurodollar Rate Loan, the Lender that is required to make such Loan) determine that such underlying interest rate does not adequately and fairly reflect the cost to the Lenders (or the Lender) of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders (or the Lender) to make or maintain such Eurodollar Rate Loan shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of Eurodollar Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy. (a) If any Lender determines that the adoption of any Law or any change in any Law or in the interpretation thereof effective after the date hereof:

(i) subjects such Lender to any tax (excluding taxes described in clauses (w), (y) and (z) of Section 3.01(a), Non-Excluded Taxes and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto with respect to any Eurodollar Rate Loans or Fixed Rate Loans or its obligation to make Eurodollar Rate Loans or Fixed Rate Loans;

(ii) imposes or modifies any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Revolving Commitment); or

(iii) imposes on such Lender or on the offshore interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or Fixed Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Eurodollar Rate Loans or Fixed Rate Loans, then from time to time upon demand of the Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts attributable to the Borrower as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the adoption of any Law or any change in any Law or in the interpretation thereof effective after the date hereof, including in regard to capital adequacy and liquidity, has the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital and desired liquidity levels), then from time to time upon demand of such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts attributable to the Borrower as will compensate such Lender for such reduction.

(c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the adoption of or change in Law or in the interpretation thereof that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

(d) Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted, issued or implemented.

Section 3.05. Breakfunding Costs. Subject to Section 3.06(a), upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a) Any Continuation, Conversion, payment or prepayment by the Borrower of any Eurodollar Rate Loan or Fixed Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan or Fixed Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);

(b) Any failure by the Borrower (for a reason other than the failure of such Lender to make a Eurodollar Rate Loan or Fixed Rate Loan) to prepay, borrow, Continue or Convert any Eurodollar Rate Loan or Fixed Rate Loan on the date or in the amount notified by the Borrower; or

(c) Any failure by the Borrower to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06. Matters Applicable to All Requests for Compensation. (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error; provided that such certificate (i) sets forth with reasonable specificity the calculation of the amount to be paid, (ii) states that the Administrative Agent or such Lender, as applicable, is treating substantially all similarly situated borrowers in a manner that is consistent with the treatment afforded the Borrower hereunder, (iii) is delivered within 90 days of the later of the date of the event giving rise to such compensation and the date the Administrative Agent or such Lender knew or, with the exercise of reasonable care, should have known of the requirements for such compensation and (iv) confirms (in the case of a claim for compensation under Section 3.01 or Section 3.04) that either a change in the Administrative Agent’s Office or Lending Office, as the case may be, of the Administrative Agent or such Lender, as the case may be, would not have eliminated the request for compensation or that such change would have been otherwise disadvantageous to the Administrative Agent or such Lender, as the case may be. In determining the amount of such compensation, the Administrative Agent or any Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender becoming prohibited from making, maintaining or funding Eurodollar Rate Loans pursuant to Section 3.02, or upon any Lender making a claim for compensation under Section 3.01 or Section 3.04, the Borrower may remove or replace such Lender in accordance with Section 10.22.

Section 3.07. Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Revolving Commitments and payment in full of all Obligations.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01. Conditions to All Extensions of Credit. The obligation of each Lender to honor any Request for Extension of Credit (other than a Conversion or Continuation) is subject to the following conditions precedent:

(a) The Restatement Effective Date shall have occurred.

(b) (i) The representations and warranties of the Borrower contained in Article 5 of this Agreement (other than, in the case of a Request for Extension of Credit after the Restatement Effective Date, those contained in Sections 5.04(b) and 5.05 of this Agreement), (ii) the representations and warranties of the Guarantors contained in Section 10 of the Guarantee Agreement (other than, in the case of a Request for Extension of Credit after the Restatement Effective Date, those representations and warranties which are deemed made only on the Restatement Effective Date pursuant to Section 10 of the Guarantee Agreement) and (iii) with respect to a Request for Extension of Credit on the Restatement Effective Date, the representations and warranties of NBCUniversal Media contained in Article 5 of this Agreement, in each case, shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date, except to the extent any such representation and warranty specifically relates to any earlier date, in which case such representation and warranty shall have been correct in all material respects on and as of such earlier date.

(c) No Default or Event of Default exists, or would result from such Extension of Credit or the use thereof.

(d) The Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

Each Request for Extension of Credit by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 4.01 have been satisfied on and as of the date of such Extension of Credit.

Section 4.02. Conditions to Restatement Effective Date. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in this Section 4.02:

(a) Receipt by the Administrative Agent of each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified:

(i) Executed counterparts of (A) this Agreement, executed and delivered by the Borrower, each Agent and each Lender listed on Schedule 1.01A and (B) the Guarantee Agreement, executed and delivered by each Guarantor;

(ii) A certificate from a Responsible Officer, secretary or assistant secretary of each of the Borrower and each Guarantor covering incumbency and attaching resolutions of the Borrower or such Guarantor’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and

(iii) All information requested by any Lender, in writing at least 5 Business Days prior to the Restatement Effective Date, to the extent necessary to enable such Lender to identify the Borrower to the extent required for compliance with the PATRIOT Act or other “know your customer” and anti-money laundering rules and regulations (which requested information shall have been received at least three Business Days prior to the Restatement Effective Date).

(iv) Such evidence as the Administrative Agent may reasonably request to verify that the Borrower and each Guarantor is duly organized or formed, validly existing and in good standing in its jurisdiction of organization, including certified copies of its organizational documents and certificates of good standing; and

(v) An opinion of counsel to the Borrower and the Guarantors addressed to the Lenders in form and substance reasonably satisfactory to the Administrative Agent.

(b) The Transactions shall be consummated substantially concurrently with the amendment and restatement of the Original Credit Agreement in the form of this Agreement.

(c) The Lenders shall have received (i) audited financial statements of each of Comcast and NBCUniversal Media for the three most recent fiscal years ended at least 90 days prior to the Restatement Effective Date and (ii) unaudited consolidated financial statements of each of Comcast and NBCUniversal Media for each interim quarterly period ended after the latest fiscal year referred to in clause (i) above (which interim quarterly period shall have ended at least 45 days prior to the Restatement Effective Date), and unaudited consolidated financial statements for the same period of the prior fiscal year.

(d) Each of the letters of credit under the Original Credit Agreement shall have been discharged, transferred or otherwise modified such that the Existing Letters of Credit will no longer constitute “Letters of Credit” outstanding under the Original Credit Agreement.

(e) The Original Lenders, the Administrative Agent and the other parties to the Original Credit Agreement shall have received payment of all Obligations (as defined in the Original Credit Agreement) required to be paid by NBCUniversal Media under the terms of the Original Credit Agreement.

(f) The Lenders and the Administrative Agent and the Lead Arrangers shall have received all fees and out-of-pocket expenses required to be paid hereunder or under the Original Credit Agreement to the extent invoiced at least two Business Days prior to the Restatement Effective Date.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

(A) On the Restatement Effective Date (i) the Borrower makes the representations and warranties set forth below other than the representations set forth in Sections 5.04(a), 5.10 and 5.13; provided that for the purpose of this clause (i), any reference to “Material Adverse Effect” shall be deemed to be a reference to a Material Adverse Effect with respect to the Borrower only and (ii) NBCUniversal Media makes the representations and warranties set forth below in Sections 5.04(a), 5.10 (provided that such representation and warranty shall be made immediately after giving effect to the Transactions) and 5.13 and (B) on each date thereafter on which an Extension of Credit (other than a Conversion or Continuation) is made, the Borrower makes each of the representations and warranties set forth below:

Section 5.01. Existence and Qualification; Power; Compliance with Laws. Each of the Borrower and its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its organization, (b) has the power and authority and the legal right to own, lease and operate its properties and to conduct its business, (c) is duly qualified as a foreign corporation or other organization to do business, and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except to the extent that the failure to be so qualified and in good standing does not have a Material Adverse Effect and (d) is in compliance with all Laws, except to the extent that noncompliance does not have a Material Adverse Effect.

Section 5.02. Power; Authorization; Enforceable Obligations. The Borrower has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of each Loan Document to which it is a party. The Borrower has the power and authority and the legal right to borrow hereunder and has taken all necessary action to authorize the Extensions of Credit on the terms and conditions of this Agreement. Except (a) for such consents, authorizations, filings or other acts which have been duly made or obtained and are in full force and effect, (b) where the failure to obtain such consent, authorization, filing or other acts would not materially impair or delay the ability of the Borrower to consummate the transactions contemplated by the Loan Documents or to perform its obligations thereunder and (c) as may be required as a result of any facts or circumstances relating to the Lenders, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. Each Loan Document has been duly executed and delivered on behalf of the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or potential transfers or similar Laws relating to or affecting creditors’ rights generally and subject to, as to enforceability, to the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 5.03. No Legal Bar. The execution, delivery, and performance by the Borrower of the Loan Documents to which it is a party do not and will not (a) violate or conflict with (i) the Borrower’s organizational documents, (ii) any applicable Laws which has a Material Adverse Effect, (b) result in a breach of, or require any consent under any Contractual Obligation, license or franchise of the Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject which has a Material Adverse Effect, (c) constitute a default under any such Contractual Obligation, license or franchise which has a Material Adverse Effect or (d) result in, or require, the creation or imposition of any Lien on any of the properties of the Borrower which is not permitted hereby.

Section 5.04. Financial Statements; No Material Adverse Effect. (a) The Reference Statements of NBCUniversal Media (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and except in the covered quarterly financial statements, in the absence of footnotes and year-end audit adjustments and (ii) fairly present the financial condition of NBCUniversal Media, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except in the covered quarterly financial statements, in the absence of footnotes and year-end audited adjustments.

(b) Since December 31, 2012, there has been no event or circumstance which has a Material Adverse Effect.

Section 5.05. Litigation. Except as set forth on Schedule 5.05, no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its properties or revenues that is reasonably likely to be determined adversely, and, if so adversely determined, has a Material Adverse Effect.

Section 5.06. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation, license or franchise which has a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

Section 5.07. Authorizations. The Borrower and its Subsidiaries possess all licenses, permits, franchises, consents, approvals, and other authorities required to be issued by Governmental Authorities that are necessary or required in the conduct of their businesses, all of which are valid, binding, enforceable, and subsisting without any defaults thereunder, other than any failures to possess or defaults that do not have a Material Adverse Effect.

Section 5.08. Taxes. The Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by the Borrower or its affected Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and, except for the failure to file tax returns and/or to pay taxes which failures do not, in the aggregate, have a Material Adverse Effect.

Section 5.09. Margin Regulations; Investment Company Act. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used by the Borrower or its Subsidiaries for “purchasing” or “carrying” “margin stock” as so defined in a manner which violates, or which would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors. The Borrower is not required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 5.10. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, except to the extent that noncompliance does not have a Material Adverse Effect. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except in each case to an extent that could not reasonably be expected to result in a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, has a Material Adverse Effect; and (ii) no Plan has any Unfunded Pension Liability which has a Material Adverse Effect.

Section 5.11. Assets. The Borrower and its Subsidiaries own, or possess the right to use, all properties and assets, including without limitation, trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets, that are used in the conduct of their respective businesses as now operated, and none of such properties and assets, to the best knowledge of the Borrower, conflicts with the valid ownership or other right of use of any other Person to the extent that such failure to own or possess or conflict has a Material Adverse Effect.

Section 5.12. Use of Proceeds. The Borrower will use the proceeds of the Extensions of Credit under the Revolving Commitments to finance a portion of the Transactions, including to pay fees and expenses in connection with the Transactions and for other general corporate purposes of the Borrower and its Subsidiaries.

Section 5.13. Disclosure. The statements, information, reports, representations and warranties made by the Borrower in the Loan Documents or furnished to the Administrative Agent or the Lenders in connection with the Loan Documents, taken as a whole, do not contain, at the time furnished, any untrue statement of a fact that, individually or in the aggregate with any other such untrue statements, has a Material Adverse Effect.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Obligation remains unpaid or unperformed, or any portion of the Revolving Commitments remains outstanding, the Borrower shall and shall cause each Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent and Lenders:

(a) As soon as available but in any event within 105 days after the end of each fiscal year of NBCUniversal Media, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year of NBCUniversal Media, setting forth, in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Administrative Agent; and

(b) As soon as available, but in any event, within 60 days, in each case, after the end of each of the first three fiscal quarters of each fiscal year of NBCUniversal Media, consolidated balance sheets as at the end of such fiscal quarter, and related consolidated statements of income and cash flows for such fiscal quarter and for the portion of NBCUniversal Media’s fiscal year then ended, of NBCUniversal Media, setting forth, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of NBCUniversal Media as fairly presenting the financial condition, results of operations and cash flows of NBCUniversal Media, in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments, and except for the absence of footnotes.

(c) Financial statements and other documents required to be delivered pursuant to this Section 6.01 or Section 4.02(c) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) to the extent such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission, when such filing is available to the Lenders on EDGAR or (ii) in any case, on the date on which such documents are posted on NBCUniversal Media’s behalf on an Internet website to which each Lender and the Administrative Agent has access and the Borrower or NBCUniversal Media notifies the Administrative Agent and the Lenders of such posting. If NBCUniversal Media provides the financial statements and other documents required to be delivered pursuant to this Section 6.01 or Section 4.02(c) or Section 6.02(c) electronically pursuant to the preceding sentence, the Borrower or NBCUniversal Media will provide printed versions of such financial statements and other documents to any Lender upon such Lender’s request.

Notwithstanding the foregoing, if after the Restatement Effective Date Comcast is subject to periodic reporting requirements of the Securities Exchange Act of 1934 and NBCUniversal Media is not, then the requirement to deliver consolidated financial statements of NBCUniversal Media pursuant to Section 6.01(a) and (b) may be satisfied by delivering consolidated financial statements of Comcast.

Section 6.02. Certificates, Notices and Other Information. (a) Deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(b) No later than the date required for the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and Comcast;

(c) Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which either the Borrower or NBCUniversal Media may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto (and the Administrative Agent promptly will provide copies to each of the Lenders);

(d) Promptly after the Borrower’s obtaining knowledge of the occurrence thereof, notice of any Default, Event of Default or Guarantor Event of Default specifying the nature thereof and what action the Borrower or such Guarantor, as applicable, has taken, is taking or proposes to take with respect thereto;

(e) Promptly after Borrower obtaining knowledge of the occurrence thereof, notice of any ERISA Event that could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole;

(f) Promptly after the Borrower obtaining knowledge of an announcement having been made by the applicable agency, notice of any announcement by Moody’s or S&P of any change in a Debt Rating (and the Administrative Agent promptly will provide notice to each of the Lenders); and

(g) Promptly after such request, such other data and information as from time to time may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent.

Section 6.03. Payment of Taxes. Pay and discharge when due all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge or levy which is being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on its books in accordance with GAAP, and except for such payments which, if not paid, do not in the aggregate have a Material Adverse Effect.

Section 6.04. Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect, and except that nothing in this Section 6.04 shall prohibit any transaction not restricted by Section 7.02.

Section 6.05. Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, except to the extent that the failure to do so does not have a Material Adverse Effect.

Section 6.06. Maintenance of Insurance. Maintain liability and casualty insurance with financially sound and reputable insurance companies in such amounts with such deductibles and against such risks as is customary for similarly situated businesses, except to the extent the Borrower or such Subsidiary maintains reasonable self-insurance with respect to such risks.

Section 6.07. Compliance with Laws. Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

Section 6.08. Inspection Rights. At any time during regular business hours on or after the Restatement Effective Date, upon reasonable notice, and as often as reasonably requested, but subject to Section 10.17, permit the Administrative Agent or any Lender (coordinated through the Administrative Agent), or any employee, agent or representative thereof, to examine (and during the existence of an Event of Default, make copies and abstracts from) the records and books of account of the Borrower and its Subsidiaries and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees.

Section 6.09. Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all material financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or the applicable Subsidiary.

Section 6.10. Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and (b) make all required contributions to any Plan subject to Section 412 of the Code, except, in each case, to an extent that could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 6.10 shall not prohibit Borrower and its ERISA Affiliates from terminating any Plan to the extent permitted by ERISA, the Code, and other applicable law or if such termination does not have a Material Adverse Effect.

Section 6.11. Compliance with Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) then being contested or intended to be timely contested by any of them in good faith by appropriate proceedings or (b) the failure to comply with which does not have a Material Adverse Effect.

Section 6.12. Use of Proceeds. Use the proceeds of Extensions of Credit as represented herein.

ARTICLE 7

NEGATIVE COVENANTS

So long as any Obligations remain unpaid or unperformed, or any portion of the Revolving Commitments remains outstanding:

Section 7.01. Liens. The Borrower shall not incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

(a) Liens pursuant to any Loan Document;

(b) (i) Liens existing on the Restatement Effective Date (giving effect to the Transactions) and (ii) modifications, extensions, renewals, replacements or refinancings of the Liens referred to in clause (i) above; provided that such Liens are not extended to cover any other property, assets or revenues;

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or such Liens are otherwise permitted under Section 6.03;

(d) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested or intended to be timely contested in good faith and by appropriate proceedings;

(e) Pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation and to secure premiums or liability to insurance carriers under insurance or under self insurance arrangements (or to secure obligations in respect of letters of credit, bank guarantees or similar instruments to secure the same);

(f) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) that are currently being contested in good faith by appropriate proceedings or are intended to be timely contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(i) Liens in favor of the Borrower;

(j) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(k) Liens on property acquired (by purchase, merger or otherwise) after the Restatement Effective Date, existing at the time of acquisition thereof (but not created in anticipation thereof), or placed thereon (at the time of such acquisition or within 180 days of such acquisition to secure a portion of the purchase price thereof), and any renewals or extensions thereof, so long as the Indebtedness secured thereby is permitted hereby; provided that such Liens do not and are not extended to cover any other property;

(l) Liens not otherwise permitted hereby which do not secure any Indebtedness;

(m) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to trading accounts or brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry, (iv) attaching to other prepayments, deposits or earnest money in the ordinary course of business and (v) attaching to cash collateral posted pursuant to a hedging, swap or similar contract entered into in the ordinary course of business; and

(n) Other Liens, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed at any time $250,000,000.

Section 7.02. Fundamental Changes. (a) The Borrower shall not (A) merge or consolidate with or into any Person or (B) liquidate, wind-up or dissolve itself or (C) sell, transfer or dispose of all or substantially all of its assets, provided that nothing in this Section 7.02 shall be construed to prohibit (1) the Transactions or (2) the Borrower from reincorporating in another jurisdiction, changing its form of organization or merging into, or transferring all or substantially all of its assets to, another Person so long as:

(i) either (x) the Borrower shall be the surviving entity with substantially the same assets immediately following the reincorporation or reorganization or (y) the surviving entity or transferee (the “Successor Corporation”) shall, immediately following the merger or transfer, as the case may be, (A) have substantially all of the assets of the Borrower immediately preceding the merger or transfer, as the case may be, (B) have duly assumed all of the Borrower’s obligations hereunder and under the other Loan Documents in form and substance satisfactory to the Administrative Agent (and, if requested by the Administrative Agent, the Successor Corporation shall have delivered an opinion of counsel as to the assumption of such obligations) and (C) either (I) have then-effective ratings (or implied ratings) published by Moody’s or S&P applicable to such Successor Corporation’s senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be either Baa3 or higher (if assigned by Moody’s) or BBB- or higher (if assigned by S&P) or (II) be acceptable to the Required Lenders; and

(ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

(b) The Borrower and its Subsidiaries shall not enter into any other business except for those businesses in which the Guarantors, Borrower and its Subsidiaries are engaged in on the date of this Agreement after giving effect to the Transactions or that are reasonably related thereto or are reasonable extensions thereof.

Section 7.03. ERISA. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, at any time permit (a) any Plan to (i) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) or (ii) fail to comply with ERISA or any other Laws applicable to a Plan or (b) the occurrence of any ERISA Event; which, with respect to each event described in clauses (a) or (b) above, has a Material Adverse Effect.

Section 7.04. Limitations on Subsidiary Distributions. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly agree to any restriction or limitation on the making of dividends, distributions, loans or advances, the repaying of loans or advances or the transferring of assets from any Subsidiary to Borrower or any other Subsidiary, except (a) restrictions and limitations imposed by Law or by the Loan Documents, (b) customary restrictions and limitations contained in agreements relating to the sale of a Subsidiary or its assets that is permitted hereunder, (c) restrictions contained in any agreements governing secured Indebtedness not prohibited by Section 7.01 (provided that any prohibition or limitation shall only be effective against the property or assets financed thereby), (d) restrictions existing under or by reason of any agreement or other instrument of a Person acquired by the Borrower or any Subsidiary in existence at the time of such acquisition (but not created in connection therewith), (e) anti-assignment provisions in contracts restricting the assignment thereof (including any such provision in licenses and leases) and (f) any other restrictions that could not reasonably be expected to impair Borrower’s ability to repay the Obligations as and when due.

Section 7.05. Margin Regulations. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, use the proceeds of any Extensions of Credit hereunder for “purchasing” or “carrying” “margin stock” (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System), if such use would violate, or would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any one or more of the following events shall constitute an Event of Default:

(a) The Borrower fails to pay any principal on any of its Outstanding Revolving Obligations or Competitive Loans (other than fees) on the date when due; or

(b) The Borrower fails to pay any interest on any of its Outstanding Revolving Obligations or Competitive Loans, or any fees associated with any of its Outstanding Revolving Obligations or Competitive Loans or any Revolving Commitments, within five days after the date when due; or fails to pay any other fees or amount payable to the Administrative Agent or any Lender under any Loan Document within five days after the date when due or, if applicable, after demand is made for the payment thereof; or

(c) Any default occurs in the observance or performance of any agreement contained in Section 6.02(d), Section 6.12 or Article 7; or

(d) The Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed (other than where such failure would constitute a Guarantor Event of Default) and such failure continues for 30 days after notice thereof to the Borrower from the Administrative Agent; or

(e) Any representation or warranty by (i) the Borrower, NBCUniversal Media or any Guarantor in this Agreement or any other Loan Document or (ii) the Borrower or Comcast in any Compliance Certificate proves to have been inaccurate in any material respect when made or deemed made; or

(f) The Borrower or NBCUniversal Media defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, and as a consequence, Indebtedness having an aggregate principal amount in excess of the Threshold Amount shall have become due (automatically or otherwise) or shall have been required to be redeemed prior to its stated maturity, or any Guaranty Obligation of the Borrower or NBCUniversal Media in such amount shall have become payable and shall not have been paid within 10 Business Days following a written demand therefor or cash collateral in respect thereof shall have been demanded and such demand shall not have been satisfied within 10 Business Days following a written demand therefor (provided that to the extent that any acceleration referred to in the preceding provisions of this Section 8.01(f) is duly rescinded by the required holders of the applicable Indebtedness, such acceleration shall cease to be an Event of Default hereunder, unless and except to the extent that Administrative Agent has theretofore exercised remedies hereunder pursuant to Section 8.02); or

(g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Required Lenders or all Lenders, as may be required hereunder, or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or the Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document (other than pursuant to the terms hereof or thereof); or

(h) A final non-appealable judgment against the Borrower or NBCUniversal Media is entered for the payment of money (which is not covered by insurance) in excess of the Threshold Amount, or any non-monetary final judgment is entered against the Borrower or NBCUniversal Media which has a Material Adverse Effect if, in each case, such judgment remains unsatisfied without procurement of a stay of execution for 30 calendar days after the date of entry of such judgment; or

(i) The Borrower or NBCUniversal Media institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that

Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or the Borrower or NBCUniversal Media admits in writing its inability to pay its debts as they mature; or

(j) There occurs any Change of Control; or

(k) There occurs a Guarantor Event of Default.

Section 8.02. Remedies Upon Event of Default. (a) Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise: Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i), the Administrative Agent may (and, subject to the terms of Article 9, shall upon the request of the Required Lenders) terminate the Revolving Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

(b) Upon the occurrence of any Event of Default described in Section 8.01(i) or Section 8.01(k) (but, in the case of Section 8.01(k), only to the extent due to an “Event of Default” with respect to Comcast under Section 8.01(i) of the Incorporated Agreement (as defined in the Guarantee Agreement)):

(i) the Revolving Commitments and all other obligations of the Administrative Agent or the Lenders shall automatically terminate without notice to or demand upon the Borrower, which are expressly waived by the Borrower; and

(ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

(c) Upon the occurrence of any Event of Default, the Administrative Agent may proceed to protect, exercise and enforce against the Borrower the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and such other rights and remedies as are provided by Law or equity.

(d) The order and manner in which the Administrative Agent’s and the Lenders’ rights and remedies are to be exercised shall be determined by the Administrative Agent or the Required Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments received during the existence of an Event of Default shall be applied first, to costs and expenses (including Attorney Costs) incurred by the Administrative Agent and each Lender (to the extent that each Lender has a right to reimbursement thereof pursuant to the Loan Documents), second, to the payment of accrued and unpaid interest on the Obligations to and including the date of such application, third, to the payment of, or as cash collateral for, the unpaid principal of the Obligations, and fourth, to the payment of all other amounts (including fees) then owing to the Administrative Agent and the Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among the Lenders.

ARTICLE 9

THE AGENTS

Section 9.01. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

Section 9.03. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the

Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

Section 9.04. Reliance by the Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Loans.

(b) For purposes of determining compliance with the conditions specified in Section 4.02, absent Requisite Notice by such Lender to the Administrative Agent to the contrary, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06. Non-reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers,

directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.07. Indemnification. The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its affiliates as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09. Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(a), Section 8.01(b) or Section 8.01(i) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term the “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of the former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as the Administrative Agent by the date that is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10. Arrangers, Co-Documentation Agents and Co-Syndication Agents. None of the Arrangers, the Co-Documentation Agents or the Co-Syndication Agents shall have any right, power, obligation, liability, responsibility or duty hereunder in its capacity as such. Without limiting the foregoing, none of the Arrangers, the Co-Documentation Agents or the Co-Syndication Agents in its capacity as such shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Arrangers, Co-Documentation Agents or Co-Syndication Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.11. Withholding. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective or because of such Lender’s failure to comply with the provisions of Section 10.04(d) relating to the maintenance of a Participant Register), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to

Section 3.01 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, of the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lenders from any other source against any amount due to the Administrative Agent under this Section 9.11.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower therefrom shall be effective unless in writing signed by the Borrower and the Required Lenders and acknowledged by the Administrative Agent (or signed by the Administrative Agent with the prior written consent of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing sentence, without the approval in writing of the Borrower, the Administrative Agent and each Lender directly and adversely affected thereby, no amendment, modification, supplement, termination, waiver, approval, or consent may be effective to:

(a) Reduce the amount of principal of any Outstanding Revolving Obligations or Competitive Loans owed to such Lender;

(b) Reduce the rate of interest payable on any Outstanding Revolving Obligations or Competitive Loans owed to such Lender or the amount or rate of any fee or other amount payable to such Lender under the Loan Documents, except that the Required Lenders may waive or defer the imposition of the Default Rate;

(c) Waive an Event of Default consisting of the failure of the Borrower to pay when due principal, interest, commitment fee, or any other amount payable to such Lender under the Loan Documents;

(d) Postpone any date scheduled for the payment of principal of, or interest on, any Loan or for the payment of any fee or for the payment of any other amount, in each case payable to such Lender under the Loan Documents, or extend the term of, or increase the amount of, any of such Lender’s Revolving Commitments (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of the Required Lenders) or modify such Lender’s share of any of the Revolving Commitments (except as contemplated hereby);

(e) Amend or waive the definition of “Required Lenders” or the provisions of this Section 10.01 or Section 10.06 (and, for the avoidance of doubt, all of the Lenders will be deemed to be directly and adversely affected by any amendment or waiver contemplated by this subsection (e)); or

(f) Amend or waive any provision of this Agreement that expressly requires the consent or approval of such Lender;

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each affected Lender, as the case may be, affect the rights or duties of the Administrative Agent, (ii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and (iii) without the written consent of all Lenders, no amendment, waiver or consent shall release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement.

In the event that any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders directly and adversely affected thereby, so long as the consent of the Required Lenders has been obtained, the Borrower shall be permitted to remove or replace such Lender in accordance with Section 10.22.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and the Administrative Agent.

Section 10.02. Requisite Notice; Effectiveness of Signatures and Electronic Mail.

(a) Requisite Notice. Notices given in connection with any Loan Document shall be delivered to the intended recipient at the number and/or address set forth in the case of the Borrower and the Administrative Agent, on Schedule 10.02, and in the case of the Lenders, on the Administrative Questionnaire (or as otherwise specified from time to time by such recipient in writing to the Administrative Agent) and shall be given by (i) irrevocable written notice or (ii) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:

Mode of Delivery

Mail	Effective on earlier of actual receipt and fourth Business Day after deposit in U.S. Mail, first class postage pre-paid

Courier or hand delivery	When signed for by recipient

Mode of Delivery
Telephone (not voicemail)	When conversation completed (must be confirmed in writing)

Facsimile	When confirmed by telephone (not voicemail)

Electronic Mail	When delivered, or if delivered after normal business hours, on the next Business Day (usage subject to subsection (c) below)

provided, however, that notices delivered to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by the Administrative Agent; provided, further, that the Administrative Agent may require that any notice be confirmed or followed by a manually-signed hard copy thereof. Notices shall be in any form prescribed herein and, if sent by the Borrower, shall be made by a Responsible Officer of the Borrower. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hard copies and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hard copy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Usage of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by the Administrative Agent, the Lenders and the Borrower. No other legally-binding and/or time-sensitive communication or Request for Extension of Credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

(d) Reliance by the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify Administrative Agent-Related Persons and the Lenders from any loss, cost, expense or liability as a result of relying on any notices purportedly given by or on behalf of the Borrower absent the gross negligence or willful misconduct of the Person seeking indemnification.

Section 10.03. Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the Attorney Costs of one counsel to the Administrative Agent and the Lead Arrangers taken as a whole and, if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction, in each case for the Administrative Agent and the Lead Arrangers and, solely in the case of a conflict of interest, one additional counsel (and if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction) for the affected parties taken as a whole and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with any restructuring, reorganization (including a bankruptcy reorganization) or enforcement or attempted enforcement of, or preservation of any rights under, any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing or restructuring of any such documents in the nature of a “workout” or of any insolvency or bankruptcy proceeding, including the Attorney Costs of one law firm to the Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction, in each case for the Administrative Agent and the Lenders taken as a whole and, solely in the case of a conflict of interest, one additional counsel (and if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction) for the affected parties taken as a whole; provided, however, that notwithstanding anything to the contrary in this Section 10.03, any costs or expenses that are taxes shall be governed exclusively by Section 3.01. The agreements in this Section shall survive repayment of all Obligations.

Section 10.04. Binding Effect; Assignment. (a) This Agreement and the other Loan Documents to which the Borrower is a party will be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, except that, the Borrower may not, except as permitted by Section 7.02, assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge a Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank or, if such Lender is a fund, to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank or trust or other representative the rights of a Lender hereunder absent foreclosure of such pledge, and any transfer to any Person upon the enforcement of such pledge shall be subject to this Section 10.04.

(b) From time to time following the date of this Agreement, each Lender may assign to one or more banks, financial institutions or other entities (with any such bank, financial institution or other entity that is not a Lender being required to have a combined capital and surplus of at least $250,000,000 (such qualifications being subject to waiver by Borrower and Administrative Agent)), other than to any Person that fails to represent that it is a Qualified Person, all or any portion of its rights and obligations under this Agreement and the other Loan Documents; provided that:

(i) such assignment, if not to a Lender, shall be subject to Borrower’s consent (which shall not be unreasonably withheld or delayed) at all times other than during the existence of an Event of Default under any of subsections (a), (b) or (i) of Section 8.01 of this Agreement has occurred and is continuing and the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to the Administrative Agent;

(iii) except in the case of an assignment (A) to another Lender or (B) of the entire remaining Revolving Commitment of the assigning Lender, such assignment shall be in an aggregate principal amount not less than the Minimum Amount therefor without the consent of Borrower and the Administrative Agent; and

(iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance.

Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 10.20 or 10.21 and payment of the requisite fee described below, and recording such assignments in the Register as contemplated below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and, except for rights and obligations which by their terms survive termination of any Revolving Commitments, the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender to evidence Loans made by them. The Administrative Agent’s consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. The Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register.

(c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such assignee and/or such assigning Lender (but not including in the case of assignments to Affiliates of assigning Lenders), the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register on the effective date determined pursuant thereto.

The Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or an assignee’s right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation within the meaning of Section 163(f) of the Code. This Section 10.04 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this Section 10.04 and Section 2.06(c) and for tax purposes only, the Administrative Agent shall act as the Borrower’s agent for purposes of maintaining such notations of transfer in the Register.

(d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Persons (including another Lender), other than to any Person that fails to represent that it is a Qualified Person, in all or any portion of its Loans, Revolving Commitments, Extensions of Credit or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other financial institution shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of the yield protection and increased cost provisions of Article 3 (but only to the extent that the cost of such benefits to the Borrower does not exceed the cost which the Borrower would have incurred in respect of such Lender absent the participation) and for purposes of Section 10.06, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent (as between the assigning Lender and such participant) to any matter which (A) extends the Revolving Termination Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant or any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any scheduled payment of principal owing to such participant. Any Lender that sells a participation to any Person that is a “foreign corporation, partnership or trust” within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.21 as if such Person were a Lender and provide that the Administrative Agent and the Borrower shall be third party beneficiaries of such covenant.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Revolving Commitments, Extensions of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitments, Extensions of Credit or other obligation is in registered form under

Section 5f.103-1 (c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 10.05. Set-off. In addition to any rights and remedies of the Administrative Agent and the Lenders or any assignee of any Lender or any Affiliate thereof (each, a “Proceeding Party”) provided by Law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by Law, to proceed directly, by right of set-off, banker’s lien or otherwise, against any assets of the Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of the Borrower) and apply such assets against the Obligations then due and payable, irrespective of whether such Proceeding Party shall have made any demand therefor. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.06. Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against the Borrower or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender receives in payment of the Obligations held by such other Lender, then, subject to applicable Laws, (a) such Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender’s share of the Obligations immediately prior to, and without taking into account, the payment; provided that, (i) if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by the Borrower or any Person claiming through or succeeding to the rights of the Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest and (ii) this Section 10.06 shall not apply to any payments made in accordance with the express provisions of this Agreement or the Loan Documents. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

Section 10.07. No Waiver; Cumulative Remedies. (a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any Lender or the Administrative Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent’s or such Lender’s right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

(c) Except with respect to Section 9.09, the terms and conditions of Article 9 are for the sole benefit of the Agents and the Lenders.

Section 10.08. Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Revolving Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of the Obligations.

Section 10.09. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.10. Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan

Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

Section 10.11. Nature of the Lenders’ Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Subsidiary or Affiliate of the Borrower. Each Lender’s obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Revolving Commitments attributable to any other Lender.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

Section 10.13. Indemnity by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person, the other Agents and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any of its Affiliates or any of its officers or directors; (ii) any and all claims, demands, actions or causes of action arising out of or relating to the Loan Documents, the Revolving Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of the Borrower, the Administrative Agent and the Lenders under this Agreement; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including and limited to the Attorney Costs of one counsel for the Indemnitees taken as a whole and, if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction, in each case to the Indemnitees taken as a whole, and, solely in the case of a conflict of interest, one additional counsel (and if reasonably necessary, of one regulatory counsel and one local counsel in each relevant jurisdiction) for the affected parties taken as a whole) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, including settlement costs incurred with the prior written consent of Borrower (which consent shall not be unreasonably withheld), whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any Indemnified Liability to the extent (i) it is found by a final, non-appealable judgment of a court of competent jurisdiction to arise from (x) the bad faith, willful misconduct or gross negligence of an Indemnitee or (y) a material breach by such Indemnitee of its express obligations under this Agreement or (ii) not resulting from an act or omission of the Borrower or any of its Affiliates in respect of a claim, litigation, investigation or proceeding by one Lender against another Lender in connection with secondary loan market trading activities. This Section 10.13 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim. The agreements in this Section shall survive repayment of all Obligations.

Section 10.14. Nonliability of the Lenders.

The Borrower acknowledges and agrees that:

(a) Any inspections of any property of the Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan Documents only, and the Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of the Borrower);

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

(c) The relationship between the Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to the Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Borrower or its Affiliates of any matter in connection with their property or the operations of the Borrower or its Affiliates; the Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or any Lender in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon;

(d) Neither the Administrative Agent nor any Lender shall under any circumstance be deemed to be in an advisory, fiduciary or agency relationship with the Borrower and its Affiliates or have a fiduciary or other implied duty to the Borrower and its Affiliates with respect to this Agreement and the transactions contemplated hereby;

(e) The Administrative Agent and the Lenders, and their Affiliates, may have economic interests that conflict with those of the Borrower or its Affiliates; and

(f) Neither the Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of the Borrower and/or its Affiliates and the Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless from any such loss, damage, liability or claim.

Section 10.15. No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower, the Administrative Agent and the Lenders in connection with the Extensions of Credit, and is made for the sole benefit of the Borrower, the Administrative Agent and the Lenders, the Administrative Agent’s and the Lenders’ successors and permitted assigns. Except as provided in Section 10.04, no other Person shall have any rights of any nature hereunder or by reason hereof.

Section 10.16. Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Administrative Agent, the Lenders and the Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

Section 10.17. Confidentiality. The Administrative Agent and each Lender shall use any confidential non-public information concerning the Borrower and its Subsidiaries and Affiliates that is furnished to the Administrative Agent or such Lender by or on behalf of the Borrower and its Subsidiaries in connection with the Loan Documents or the Original Credit Agreement (collectively, “Confidential Information”) solely for the purpose of administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence and will not disclose, directly or indirectly, such information to any Person except: (a) to their affiliates or any of their or their affiliates’ directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the “Representatives”) who need to know such information for the purposes set forth in this Section and who have been advised of and acknowledge their obligation to keep such information confidential and limit the use of such Confidential Information in accordance with this Section, (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential and limit the use of such Confidential Information as specified herein, (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of the Administrative Agent’s or such Lender’s business or that of their Representatives in connection with the exercise of such authority or claimed authority (in which case such Lender shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, use reasonable efforts to promptly notify the Borrower, in advance, to the extent lawfully permitted to do so), (d) to the extent necessary or appropriate to enforce any right or remedy or in connection with any claims asserted by or against the Administrative Agent or such Lender or any of their Representatives, (e) pursuant to any subpoena or any similar legal process (in which case such Lender shall use reasonable efforts to promptly notify the Borrower, in advance, to the extent permitted by Law), (f) to other Lenders and (g) with the consent of the Borrower. For purposes hereof, the term “Confidential Information” shall not include information that (x) is in the Administrative Agent’s or a Lender’s possession prior to its being provided by or on behalf of the Borrower or any of its Subsidiaries or Affiliates, provided that such information is not known by the Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, the Borrower or any of its Subsidiaries or Affiliates, (y) is or becomes publicly available (other than through a breach hereof by the Administrative Agent or such Lender) or (z) becomes available to the Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by the Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind, including opinions or other tax analyses, that have been provided to it by any other party relating to such tax treatment and tax structure.

Section 10.18. Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

Section 10.19. Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.20. Domestic Lenders. Each Lender that is a United States person shall provide the Borrower and the Administrative Agent on or prior to the Restatement Effective Date or, in the case of an assignee or transferee of an interest under this Agreement pursuant to Section 10.04 or otherwise, on the date of such assignment or transfer, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form), in each case certifying that such Lender is a United States person and to such Lender’s entitlement as of such date to a complete exemption from U.S. federal backup withholding Tax with respect to payments to be made under any Loan Document.

Section 10.21. Status of Lenders. (a) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) if such Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, IRS Form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8, or any successor form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each such Lender shall (a) to the extent it remains lawfully able to do so, upon the request of the Borrower, promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one of such forms set forth in the prior sentence (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Borrower and the Administrative Agent of any change in circumstances that the Lender is aware of which would modify or render invalid any claimed exemption or reduction and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Borrower and the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation of Administrative Agent.

(b) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (b), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 10.22. Removal and Replacement of Lenders. (a) In the event that any Lender (i) requests compensation under Section 3.01 or 3.04, (ii) becomes a Defaulting Lender or (iii) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders (including, for the avoidance of doubt, any extension permitted by Section 2.01(b) with the consent of each Lender) affected thereby (in the case of this clause (iii), so long as the consent of the Required Lenders to such amendment, supplement, modification, consent or waiver has been obtained), the Borrower may, upon notice to such Lender and the Administrative Agent, remove or replace such Lender by (A) non ratably terminating such Lender’s Revolving Commitment and/or (B) causing such Lender to assign its rights and obligations under this Agreement pursuant to Section 10.04(b) to one or more other Lenders or eligible assignees procured by the Borrower and otherwise reasonably acceptable to the Administrative Agent; provided that such assigning Lender shall have received payment of an amount equal to 100% of the outstanding principal, interest and fees owed to such Lender from the assignee Lender or the Borrower or such lesser amount as may be agreed with such Lender. The Borrower shall, in the case of a termination of such Lender’s Revolving Commitment and prepaying its Loans pursuant to clause (A) preceding, (x) pay in full all principal, interest, fees and other amounts owing to such Lender (other than with respect to any outstanding Competitive Loan held by it) through the date of termination and prepayment (including any amounts payable pursuant to Article 3), except as may otherwise be agreed with such Lender and (y) release such Lender from its obligations under the Loan Documents from and after the date of termination. The Borrower shall, in the case of an assignment pursuant to clause (B) preceding, cause to be paid the assignment fee payable to the Administrative Agent pursuant to Section 10.04(c). Any such Lender whose Revolving Commitments are being assigned shall, upon payment of (i) all amounts owed to it pursuant to the proviso to clause (B) preceding and (ii) the assignment fee as described in the preceding sentence, be deemed to have executed and delivered an Assignment and Acceptance covering such Lender’s Revolving Commitments. The Administrative Agent shall distribute an amended Schedule 1.01A, which shall be deemed incorporated into this Agreement, to reflect adjustments to the Lenders and their Revolving Commitments.

Notwithstanding anything to the contrary contained herein, prior to the Restatement Effective Date, removal of Lenders pursuant to clause (A) above shall be permitted with respect to any Lender that would be a Defaulting Lender if no effect were given to any grace periods contained in clause (a) of the definition of Defaulting Lender.

(b) If fees cease to accrue on the unfunded portion of the Revolving Commitments of a Defaulting Lender pursuant to Section 2.13(a), such fees shall not be paid to the non-Defaulting Lenders (or replacement Lenders in respect of any fees accruing prior to such replacement Lender becoming a Lender hereunder).

(c) This Section shall supersede any provisions in Section 10.01 to the contrary.

Section 10.23. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01 or 3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable best efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no legal or regulatory disadvantage and no more than an insubstantial economic disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.01.

Section 10.24. Governing Law; Submission To Jurisdiction; Waivers. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Each party to this Agreement irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) agrees that a final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other court to whose jurisdiction the applicable party is or may be subject, by suit upon judgment;

(iii) consents that any such action or proceeding may only be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address provided for in Section 10.02;

(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law;

(vi) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 10.25. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.26. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 10.27. Qualified Person. Each Lender listed on the signature pages hereof, by the execution and delivery of this Agreement, represents and warrants to the Borrowers that it is a Qualified Person.

Section 10.28. Amendment and Restatement Mechanics.

(a) On the Restatement Effective Date, the Original Credit Agreement shall be amended and restated to read in its entirety as set forth herein and all references to the “Credit Agreement”, “hereto”, “hereunder”, “herein”, “hereby”, and other similar references to the Original Credit Agreement shall be deemed to refer to this Agreement.

(b) All schedules and exhibits to the Original Credit Agreement are amended and restated in the forms attached hereto, and such schedules or exhibits, as applicable, will thereafter be schedules or exhibits, as applicable, to this Agreement.

(c) From the Restatement Effective Date, the Revolving Commitments of the Lenders shall be as set forth in Schedule 1.01A, and the commitments of the lenders party to the Original Credit Agreement shall be deemed to have been assigned or terminated, as applicable, as necessary to achieve such allocation of the Revolving Commitments.

(d) On the Restatement Effective Date, the Borrower shall automatically, without any further action on the part of any Person, assume all Obligations (as defined in the Original Credit Agreement) of NBCUniversal Media (which Obligations shall continue to be in full force and effect as so assumed by the Borrower) and NBCUniversal Media will automatically, without any further action on the part of any Person, be released from any and all such Obligations.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first written above.

NAVY HOLDINGS, INC.

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

[Signature Page to Amended and Restated Credit Agreement]

Solely for the purpose of (i) making the representations and warranties set forth in Sections 5.04(a), 5.10 and 5.13 on the Restatement Effective Date and (ii) consenting to (x) the amendment and restatement of the Original Credit Agreement in the form of this Agreement and (y) Section 10.28(d):

NBCUNIVERSAL MEDIA, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

[Signature Page to Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Subhalakshmi Ghosh-Kohli
	Name:	Subhalakshmi Ghosh-Kohli
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Eric Ridgway
	Name:	Eric Ridgway
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Alicia Borys
	Name:	Alicia Borys
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Barbara Nash
	Name:	Barbara Nash
	Title:	Managing Director

By:	/s/ Maria Mulic
	Name:	Maria Mulic
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Vice President

By:	/s/ Michael Spaight
	Name:	Michael Spaight
	Title:	Associate

[Signature Page to Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President G-011

By:	/s/ Candi Obrentz
	Name:	Candi Obrentz
	Title:	Vice President O-013

[Signature Page to Amended and Restated Credit Agreement]

MIZUHO CORPORATE BANK (USA), as a Lender

By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ D.W. Scott Johnson
	Name:	D.W. Scott Johnson
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

[Signature Page to Amended and Restated Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ Andrew Cozewith
	Name:	Andrew Cozewith
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Jose Carlos
	Name:	Jose Carlos
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Matthew Pennachio
	Name:	Matthew Pennachio
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ James Morgan
	Name:	James Morgan
	Title:	Executive Director

[Signature Page to Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ James Travagline
	Name:	James Travagline
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

DNB BANK ASA, GRAND CAYMAN BRANCH, as a Lender

By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

By:	/s/ Kristie Li
	Name:	Kristie Li
	Title:	First Vice President

[Signature Page to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Meredith Jermann
	Name:	Meredith Jermann
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ William Maag
	Name:	William Maag
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ Todd A. Antico
	Name:	Todd A. Antico
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Garret Komjathy
	Name:	Garret Komjathy
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Thomas J. Tarasovich, Jr.
	Name:	Thomas J. Tarasovich, Jr.
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

SCHEDULE 1.01A

REVOLVING COMMITMENTS

Lender	Revolving Commitment

JPMorgan Chase Bank, N.A.	$71,500,000
Goldman Sachs Bank USA	$71,500,000
Morgan Stanley Bank, N.A.	$71,500,000
Bank of America, N.A.	$62,000,000
Citibank, N.A.	$62,000,000
Barclays Bank PLC	$58,000,000
BNP Paribas	$58,000,000
Credit Suisse AG, Cayman Islands Branch	$58,000,000
Deutsche Bank AG, New York Branch	$58,000,000
Lloyds TSB Bank plc	$58,000,000
Mizuho Corporate Bank (USA)	$58,000,000
Royal Bank of Canada	$58,000,000
Sumitomo Mitsui Banking Corporation	$58,000,000
SunTrust Bank	$58,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$58,000,000
The Royal Bank of Scotland plc	$58,000,000
UBS AG, Stamford Branch	$58,000,000
Wells Fargo Bank, N.A.	$58,000,000
DNB Bank ASA, Grand Cayman Branch	$50,000,000
PNC Bank, National Association	$50,000,000
Sovereign Bank N.A.	$45,000,000
TD Bank, N.A.	$45,000,000
U.S. Bank National Association	$45,000,000
The Bank of New York Mellon	$22,500,000

TOTAL	$1,350,000,000

SCHEDULE 1.01B

TRANSACTIONS

“Transactions” means a series of transactions (more fully described in the Transaction Agreement identified below), upon the completion of which (i) Comcast shall directly or indirectly own 100% of the shares of common stock of the Borrower (which shall represent approximately 79% of the voting power and value of the Borrower), (ii) General Electric Company, a New York corporation (“GE”), will indirectly own 100% of the shares of preferred stock in the Borrower (which shall represent approximately 21% of the voting power and value of the Borrower), (iii) the Borrower will own approximately 4% of the common units of NBCUniversal, the parent company of NBCUniversal Media, and 100% of the $9,439,748,031 preferred units of NBCUniversal and (iv) Comcast will, indirectly, own approximately 96% of the common units of NBCUniversal. The “Transactions” also shall include (i) the issuance by the Borrower of $4.0 billion in aggregate principal amount of unsecured debt financing not under this Agreement, (ii) the issuance by the Borrower of $725 million aggregate liquidation preference of preferred stock to GE or its affiliates and (iii) the borrowing of Revolving Loans under this Agreement in an aggregate principal amount of up to $1.25 billion (plus fees and expenses), which transactions shall occur immediately prior to the consummation of the transactions described in the preceding sentence and the proceeds of which shall be distributed to GE and its affiliates in connection with the Transactions.

For purposes of this definition, “Transaction Agreement” shall mean that certain transaction agreement dated as of February 12, 2013 among GE, National Broadcasting Company Holding, Inc., Comcast, Borrower, NBCUniversal and NBCUniversal Media, as amended or otherwise modified.

SCHEDULE 5.05

LITIGATION

None.

SCHEDULE 10.02

ADDRESSES FOR NOTICES

If to the Borrower, to:

NBCUniversal Enterprise, Inc. (f/k/a Navy Holdings, Inc.) c/o Comcast Capital Corporation
1201 N. Market St., Suite 100
Wilmington, DE 19801
Attention:	Treasurer
Telephone:	(302) 594-8709
Facsimile:	(302) 658-1600
E-mail:	rosemarie_teta@comcast.com

With a copy to each of:

Comcast Corporation
One Comcast Center
Philadelphia, PA 19103
Attention:	General Counsel
Telephone:	(215) 286-7564
Facsimile:	(215) 286-7794
E-mail:	Art_Block@comcast.com

If to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, NY 10179
Attention:	Sandeep Parihar
Telephone:	(212) 270-5631
Facsimile:	(212) 270-3279
E-mail:	sandeep.s.parihar@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2, Floor 03 Newark, DE 19713-2107
Attention:	Charles Wambua
Telephone:	(302) 634-3817
Facsimile:	(302) 634-3301
E-mail:	charles.k.wambua@jpmorgan.com

EXHIBIT A

FORM OF REQUEST FOR EXTENSION OF CREDIT

Date:                     , 201

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined) dated as of March 19, 2013, among NBCUniversal Enterprise, Inc. (f/k/a Navy Holdings, Inc.), a Delaware corporation (the ”Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby requests (select one):

☐ A Borrowing of Revolving Loans

☐ A Conversion or Continuation of Revolving Loans

1. On                                          (a Business Day).

2. In the amount of $                                        .

3. Comprised of                                                                                                       .

[type of Loan requested]

4. For Eurodollar Rate Loans: with an Interest Period of              months (or              days, if for an Interest Period of less than one month).

The foregoing request complies with the requirements of Article 2 of the Agreement.

NBCUNIVERSAL ENTERPRISE, INC.

By:

Name:

Title:

2

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             , 201

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined) dated as of March 19, 2013, among NBCUniversal Enterprise, Inc. (f/k/a Navy Holdings, Inc.), a Delaware corporation (“NBCUniversal Enterprise” or the ”Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

Each of the undersigned Responsible Officers of NBCUniversal Enterprise and Comcast hereby certifies as of the date hereof that [he][she] is the                      of NBCUniversal Enterprise and the                      of Comcast, as applicable, and that, as such, [he][she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of NBCUniversal Enterprise and Comcast, as applicable, and that:

Section I: Financial Statements

[Use following for fiscal year-end financial statements]

Attached hereto as Annex 1 are the year-end audited consolidated financial statements of NBCUniversal Media1 required by Section 6.01(a) of the Agreement for the fiscal year of NBCUniversal Media ended as of the above date, together with the report and opinion of independent certified public accountants required by such section.

[Use following for fiscal quarter-end financial statements]

1. Attached hereto as Annex 2 are the unaudited consolidated financial statements of NBCUniversal Media required by Section 6.01(b) of the Agreement for the fiscal quarter of NBCUniversal Media ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of NBCUniversal Media in accordance with GAAP as at such date and for such periods, subject only to pro forma adjustments and normal year-end audit adjustments, except for the absence of footnotes.

[1]	To be updated to the extent the financial statements of Comcast are delivered in accordance with Section 6.01 of the Agreement.

Section II: Loan Documents

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under [his][her] supervision, a detailed review of the transactions and conditions (financial or otherwise) of NBCUniversal Enterprise and its Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of NBCUniversal Enterprise and its Subsidiaries during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period NBCUniversal Enterprise and its Subsidiaries performed and observed its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, each of NBCUniversal Enterprise and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 201    .

Solely with respect to the certifications contained in Section I of this Certificate:

COMCAST CORPORATION

By:

Name:

Title:

Solely with respect to the certifications contained in Section II of this Certificate:

NBCUNIVERSAL ENTERPRISE, INC.

By:

Name:

Title:

2

ANNEX 1

AUDITED FINANCIAL STATEMENTS OF NBCUNIVERSAL MEDIA

ANNEX 2

UNAUDITED FINANCIAL STATEMENTS OF NBCUNIVERSAL MEDIA

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

                    , 201

Reference is made to that certain Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined) dated as of March 19, 2013, among NBCUniversal Enterprise, Inc. (f/k/a Navy Holdings, Inc.), a Delaware corporation (the ”Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

The assignor identified on the signature page hereto (the “Assignor”) and the assignee identified on the signature page hereto (the “Assignee”) agree as follows:

1. (a) Subject to Paragraph 11, effective as of the date written on Annex 1 hereto (the “Effective Date”), the Assignor irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Annex 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Agreement.

(b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver to the Administrative Agent any applicable assignment fee required under Section 10.04(c) of the Agreement.

2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

3. The Assignor and the Assignee agree that all payments of principal, interest, fees and other amounts in respect of the Assigned Interest accruing from and after the Effective Date shall be for the account of the Assignee, and all payments of such amounts in respect of the Assigned Interest accruing prior to the Effective Date shall remain for the account of the Assignor. The Assignor and the Assignee hereby agree that if either receives any payment of such amounts which is for the account of the other, it shall hold the same in trust for such party and shall promptly pay the same to such party.

4. The Assignor represents and warrants to the Assignee that:

(a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

(b) The Assigned Interest listed on Annex 1 accurately and completely sets forth the amount of all Obligations relating to the Assigned Interest as of the Effective Date;

(c) It has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

(d) This Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance by the Borrower of its obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

(a) It is eligible to purchase the Assigned Interest pursuant to Section 10.04 of the Agreement;

(b) It has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

(c) This Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

(d) Under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and prior to or concurrently with the

3

Administrative Agent’s receipt of this Assignment and Acceptance, the Assignee has delivered to the Administrative Agent any tax forms required by Section 10.20 or Section 10.21 of the Agreement (as applicable); and

(e) The Assignee has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

7. If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Administrative Agent to procure a Note from the Borrower.

8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Agreement.

11. The effectiveness of the assignment described herein is subject to:

(a) If such consent is required by the Agreement, the Assignor and the Assignee obtaining the consent of the Administrative Agent and the Borrower to the assignment described herein. By delivering a copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date.

4

(b) Receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.04(c) of the Agreement and any tax forms required by Section 10.20 or Section 10.21 of the Agreement (as applicable). By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest and will adjust the registered Revolving Commitment of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

12. Attached hereto as Annex 2 is all contact, address, account and other administrative information relating to the Assignee.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

Assignor:

By:
Name:
Title:

Assignee:

☐	Tax forms required by Section 10.20 or Section 10.21 of the Agreement included

By:
Name:
Title:

(Signatures continue)

5

In accordance with and subject to Section 10.04 of the Credit Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

NBCUNIVERSAL ENTERPRISE, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

6

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

THE ASSIGNED INTEREST

Effective Date:

Facility Assigned	Principal Amount Assigned	Percentage
	$		%
	$		%

7

ANNEX 2 TO ASSIGNMENT AND ACCEPTANCE

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and

account and payment information)

8

EXHIBIT D

FORM OF GUARANTEE AGREEMENT

9

Execution Version

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT, dated as of March 19, 2013, is made by each of the entities that are signatories hereto (the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Amended and Restated Credit Agreement, dated as of March 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVY HOLDINGS, INC. a Delaware corporation (which, on the Restatement Effective Date, will be named NBCUNIVERSAL ENTERPRISE, INC.) (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the Loans provide a portion of the financing necessary to effect the Redemption Transactions;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the consummation of the Redemption Transactions;

WHEREAS, it is a condition precedent to the obligation of the Lenders to agree to the effectiveness of the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, “Comcast” means Comcast Corporation, a Pennsylvania corporation.

(c) “Guarantor Event of Default” means any of the following, as applicable: (a) any default in the observance or performance of any agreement of the Guarantors set forth in Section 11; provided that such default shall not constitute a Guarantor Event of Default unless such default shall be continuing at the end of the grace period, if any, provided with respect thereto in the Incorporated Agreement, (b) any representation or warranty by any Guarantor in Section 10 hereof proves to have been incorrect in any material respects when made or deemed made, (c) any Event of Default under Section 8.01(f) of the Incorporated Agreement shall have occurred and be continuing (without giving effect to the exclusions therefrom of the “Obligations” as defined therein) or (d) any “Event of Default” under Section 8.01(h), (i) or (j) of the Incorporated Agreement shall have occurred or be continuing.

(d) As used herein, “Guarantee” means this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

(e) As used herein, “Incorporated Agreement” has the meaning set forth in Section 24.

(f) As used herein, “Incorporated Provisions” has the meaning set forth in Section 24.

(g) As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents (including this Agreement) or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

(h) As used herein, the term “Material Adverse Effect” means any set of circumstances or events which (i) has or would reasonably be expected to have a material adverse effect upon the validity or enforceability against a Guarantor of any Loan Document or (b) has had or would reasonably be expected to have a material adverse effect on the ability of a Guarantor to perform its payment obligations under any Loan Document.

(i) The words “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision hereof. The term “including” is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Guarantee.

(j) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

2. Guarantee (a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) Unless otherwise released pursuant to Section 22, this Guarantee shall remain in full force and effect until the Obligations (other than contingent indemnification and expense reimbursement obligations) are paid in full and the Revolving Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

11

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Revolving Commitments are terminated.

(f) Each Guarantor agrees that whenever it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. For purposes of this Section 3, “proportionate share” means, as to any Guarantor a fraction the numerator of which shall be the net worth of such Guarantor and the denominator of which shall be the aggregate net worth of all Guarantors. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

4. Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

12

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations (other than contingent expense reimbursement and indemnification obligations) are paid in full and the Revolving Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations (other than contingent expense reimbursement and indemnification obligations) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and (ii) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and (iii) the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and (iv) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the

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Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor.

8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent in immediately available funds without set-off or counterclaim in Dollars at the Administrative Agent’s Office.

10. Representations and Warranties. Each Guarantor party hereto hereby represents and warrants that:

(a) it has the power and authority and the legal right to make, deliver and perform this Guarantee, and has taken all necessary action to authorize the execution, delivery and performance of this Guarantee. Except for such consents, authorizations, filings or other acts which have been duly made or obtained and are in full force and effect, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee. This Guarantee has been duly executed and delivered on behalf of each Guarantor, and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

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(b) the execution, delivery, and performance by the Guarantors of this Guarantee does not and will not (i) violate or conflict with, or result in a breach of, or require any consent under (x) any of the Guarantors’ organizational documents, (y) any applicable Laws which has a Material Adverse Effect or (z) any Contractual Obligation, license or franchise of any Guarantor or any of their Subsidiaries or by which any of them or any of their property is bound or subject which has a Material Adverse Effect, (ii) constitute a default under any such Contractual Obligation, license or franchise which has a Material Adverse Effect or (iii) result in, or require, the creation or imposition of any Lien on any of the properties of any Guarantor or any of their Subsidiaries which is not permitted by the Credit Agreement; and

(c) each of the representations and warranties applicable to such Guarantor set forth in Sections 5.01, 5.04 (as if the reference to the (x) “Reference Statements” in clause (a) thereof was a reference to the “Reference Statements” (as defined in the Credit Agreement) of Comcast and (y) “Effective Date” in clause (b) thereof was a reference to the Restatement Effective Date), 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11 and 5.12 of the Incorporated Agreement is true and correct in all material respects on and as of the date hereof, and all such representations and warranties are hereby incorporated by reference into this Section 10(c) of this Guarantee as such, in favor of the Administrative Agent for the ratable benefit of the Lenders, as if fully set forth in this Guarantee.

Each Guarantor agrees that such representations and warranties shall be deemed to have been made by such Guarantor on the Restatement Effective Date and each date thereafter on which an Extension of Credit (other than a Conversion or a Continuation) is made as though made hereunder on and as of such date; provided that the representations and warranties in Sections 5.04(b) and 5.05 of the Incorporated Agreement are deemed made only on the Restatement Effective Date.

11. Covenants.

(a) Each Guarantor will comply with each covenant applicable to such Guarantor contained in each of Section 6 (other than Section 6.12) and Section 7 of the Incorporated Agreement, and all such covenants are hereby incorporated by reference into this Section 11(a) of this Guarantee as such, in favor of the Administrative Agent for the ratable benefit of the Lenders, as if fully set forth in this Guarantee.

(b) Each Person that becomes a “Guarantor” (as defined in the Incorporated Agreement) shall become a Guarantor hereunder in accordance with Section 21 hereof; provided that a Person shall not be required to become a Guarantor hereunder in accordance with this Section 11(b) if doing so would reasonably be expected to result in a material adverse tax consequence to Comcast; provided further that in no event will NBCUniversal or its Subsidiaries be required to become a Guarantor hereunder.

12. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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13. Notices. Notices given in connection with this Guarantee shall be delivered to the intended recipient at the number and/or address set forth (i) in the case of the Administrative Agent, on Schedule 10.02 of the Credit Agreement, (ii) in the case of the Lenders, on the Administrative Questionnaire (or as otherwise specified from time to time by such recipient in writing to the Administrative Agent) and (iii) in the case of any Guarantor, at its address or transmission number for notices set forth on Schedule 1 hereto, and shall be given by (x) irrevocable written notice or (y) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:

Mode of Delivery

Mail	Effective on earlier of actual receipt and fourth Business Day after deposit in U.S. Mail, first class postage pre-paid

Courier or hand delivery	When signed for by recipient

Telephone (not voicemail)	When conversation completed (must be confirmed in writing)

Facsimile	When confirmed by telephone (not voicemail)

Electronic Mail	When delivered, or if delivered after normal business hours, on the next Business Day (usage subject to subsection (b) below)

provided, however, that the Administrative Agent may require that any notice be confirmed or followed by a manually-signed hard copy thereof. Notices shall be in any form prescribed herein and, if sent by a Guarantor, shall be made by a Responsible Officer of such Guarantor. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

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(a) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hard copies and shall be binding on the Guarantors, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hard copy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(b) Limited Usage of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by the Administrative Agent, the Lenders and the Borrower. No other legally-binding and/or time-sensitive communication may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

(c) Reliance by the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Guarantor shall indemnify Administrative Agent-Related Persons and the Lenders from any loss, cost, expense or liability as a result of relying on any notices purportedly given by or on behalf of such Guarantor absent the bad faith, gross negligence or willful misconduct of the Person seeking indemnification.

14. Counterparts. This Guarantee may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Administrative Agent, the Lenders and the Guarantors agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

16. Integration. This Guarantee, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Guarantee and those of any other Loan Document, the provisions of this Guarantee shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Guarantee. This Guarantee was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

17. Amendments in Writing; No Waiver; Cumulative Remedies. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guarantee, no approval or consent hereunder, and no consent to any departure by any Guarantor herefrom shall be

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effective unless in writing signed by each Guarantor and the Required Lenders (or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders) and acknowledged by the Administrative Agent (or signed by the Administrative Agent with the prior written consent of the Required Lenders (or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders)), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure by any Lender or the Administrative Agent to exercise, and no delay by any Lender or the Administrative Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Guarantee preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

18. Section Headings. Section headings in this Guarantee are included for convenience of reference only and are not part of this Guarantee for any other purpose.

19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

20. Governing Law. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) Each party to this Guarantee irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(ii) agrees that a final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other court to whose jurisdiction the applicable party is or may be subject, by suit upon judgment;

(iii) consents that any such action or proceeding may only be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address set forth on Schedule 1 hereto or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law;

(vi) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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21. Additional Guarantors. Each Person that is required to or that opts to become a party to this Guarantee as a Guarantor shall execute and deliver an Assumption Agreement in the form of Annex I hereto, and thereby shall become a Guarantor for all purposes of this Guarantee and shall be deemed to make each of the representations and warranties set forth in Section 10 hereof on and as of the date of the execution and delivery of such Assumption Agreement.

22. Release of Guarantee. All of the Guarantees shall be released when the Obligations (other than contingent expense reimbursement and indemnification obligations) have been paid in full and the Revolving Commitments have been terminated (subject to reinstatement in accordance with Section 8 above).

23. Stay of Acceleration. If acceleration of the time for payment of any Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, all such Obligations otherwise subject to acceleration under the terms of this Guarantee or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

24. Incorporation by Reference. Certain provisions (the “Incorporated Provisions”) contained in this Guarantee are incorporated by reference from or defined with reference to that certain credit agreement dated as of June 6, 2012 among Comcast Corporation, as borrower, Comcast Cable Communications, LLC, as a co-borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Incorporated Agreement”) solely for the convenience of the parties hereto in documenting this Guarantee and the obligations set forth herein. Each such Incorporated Provision shall be incorporated or referred to as though all references therein to the “Agreement” or the “Loan Documents” and all references to the “Administrative Agent” were references to this Guarantee and the Administrative Agent, respectively, and other changes shall be made (as required by the context) so that such Incorporated Provisions are made solely for the Administrative Agent for the ratable benefit of the Lenders. No Incorporated Provision (including any defined term related thereto) shall be amended, waived or otherwise modified for purposes of this Guarantee by any amendment, waiver or other modification by the parties to the Incorporated Agreement without the agreement of the Administrative Agent and the Required Lenders, and such Incorporated Provisions shall remain in effect hereunder as they existed prior to such amendment, waiver or modification not agreed to by the Administrative Agent and the Required Lenders. If this Guarantee remains in effect after the commitments under the Incorporated Agreement have been terminated and the loans thereunder have been paid in full and all letters of credit outstanding thereunder have expired or been canceled, the Incorporated Provisions shall continue to be incorporated herein by reference (and, without limitation, the covenants incorporated herein shall continue to be in full force and effect) as set forth above as such provisions were in effect on the date of such termination and repayment, without regard to any amendment, waiver or other modification not agreed to by the Administrative Agent and the Required Lenders hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

COMCAST CORPORATION

By:
Name:
Title:

COMCAST CABLE COMMUNICATIONS, LLC

By:
Name:
Title:

COMCAST MO OF DELAWARE, LLC

By:
Name:
Title:

COMCAST MO GROUP, INC.

By:
Name:
Title:

COMCAST CABLE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page – Guarantee Agreement]

Accepted and agreed as of the date first written above:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[Signature Page – Guarantee Agreement]

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

c/o Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Attn: General Counsel

Tel: (215) 286-7564

Fax: (215) 286-7794

Annex 1 to

Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of                     , 200    , made by                      (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, NBCUNIVERSAL ENTERPRISE, INC. (f/k/a Navy Holdings, Inc.) (the “Borrower”), the Lenders and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of March 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Comcast and certain Subsidiaries of Comcast (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of March 19, 2013(as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Borrower would like the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 21 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee Agreement.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1